Exhibit 99.1

For immediate release	November 16, 2016

Crown Crafts Reports Fiscal 2017 Second Quarter Results

●	Company remains debt-free with a $10.2 million cash balance
●	Board declares a special dividend of $0.40 per share in addition to a quarterly dividend of $0.08 per share, signaling confidence in Company’s long-term strength

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the fiscal 2017 second quarter, which ended October 2, 2016.

“Several factors affected our results in the second quarter, and we continue to adapt to changes in the marketplace,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “In the infant bedding business, today’s millennial parents are favoring the ‘naked crib’ which does not include items such as bumpers and comforters. While this has reduced the demand for full bedding sets and lowered the average price point of our products in this business, we have partially offset this trend with our expanded offerings in separates and a wide range of popular new products in infant bedroom décor. Additionally, due to the strength of the U.S. dollar, we have received price reductions from our global suppliers, which we have partially passed on to our customers.  We also have reduced product shipments to a customer that is experiencing credit problems, and it is important to note that the timing of shipments, for both initial sets and replenishment, can cause comparisons between quarters to be difficult. All of these factors, along with the continued sluggish retail environment, contributed to the decline in sales in the second quarter. However, our position in the industry remains strong, and we are confident in our prospects for long-term sales growth and profitability.”

Financial Results

Net income for the second quarter of fiscal 2017 was $1.0 million, or $0.10 per diluted share, on net sales of $15.8 million, compared with net income of $1.6 million, or $0.16 per diluted share, on net sales of $20.7 million for the second quarter of fiscal 2016. Gross profit for the current-year quarter was 27.3% of net sales, down slightly from 27.5% in the prior-year quarter.

For the six-month period, net income was $2.1 million, or $0.21 per diluted share, on net sales of $31.4 million, compared with net income of $2.5 million, or $0.25 per diluted share, on net sales of $38.6 million for the first six months of fiscal 2016. Gross profit for the six-month period was 27.4% of net sales, up from 27.2% in the prior-year period.

Board Declares Special and Quarterly Dividends

The Company also announced that its Board of Directors declared a special cash dividend on the Company’s Series A common stock of $0.40 per share, along with a quarterly cash dividend of $0.08 per share. Both dividends will be paid on January 6, 2017 to shareholders of record at the close of business on December 16, 2016. “We are pleased to announce this special dividend, which attests to the Board’s ongoing confidence in the long-term strength of our Company and its commitment to returning value to our shareholders. Upon payment of this special dividend, Crown Crafts will have distributed $28.9 million in total dividends to shareholders since 2010,” Chestnut said.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Standard Time on November 23, 2016. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10094449.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries consist of Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is among America’s largest producers of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections, as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia W. Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com

or

Halliburton Investor Relations

(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Net sales	$15,809	$20,716	$31,408	$38,574
Gross profit	4,309	5,706	8,596	10,487
Gross profit percentage	27.3%	27.5%	27.4%	27.2%
Income from operations	1,548	2,598	2,996	4,118
Income before income tax expense	1,558	2,586	3,048	4,118
Income tax expense	559	1,021	946	1,626
Net income	999	1,565	2,102	2,492
Basic earnings per share	$0.10	$0.16	$0.21	$0.25
Diluted earnings per share	$0.10	$0.16	$0.21	$0.25

Weighted Average Shares Outstanding:
Basic	10,011	10,017	9,995	10,038
Diluted	10,056	10,062	10,036	10,083

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	October 2, 2016	April 3, 2016
Cash and cash equivalents	$10,219	$7,574
Accounts receivable, net of allowances	15,899	20,796
Inventories	15,532	14,785
Total current assets	42,695	45,732
Finite-lived intangible assets - net	3,505	3,882
Goodwill	1,126	1,126
Total assets	$49,262	$52,415

Total current liabilities	7,810	12,185

Shareholders’ equity	40,874	40,019
Total liabilities and shareholders’ equity	$49,262	$52,415